EX-99.906CERT

certification

Sam Singh, Principal Executive Officer/President, and Dawn Borelli, Principal Financial Officer/Treasurer of the Boyar Value Fund, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer

Boyar Value Fund, Inc.		Boyar Value Fund, Inc.

/s/	Sam Singh	/s/	Dawn Borelli
	Sam Singh		Dawn Borelli

Date:	8/29/24	Date:	8/29/24

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.